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STATE STREET GLOBAL ADVISORS

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                                 CODE OF ETHICS














                                 APRIL 1, 2012




                                                                  [LOGO OMITTED]

                               TABLE OF CONTENTS

I.   OVERVIEW AND SCOPE ....................................................   4

II.  STATEMENT OF GENERAL FIDUCIARY PRINCIPLES .............................   4

III. DEFINITIONS ...........................................................   6

IV.  REQUIREMENTS OF THE CODE APPLICABLE TO ALL ACCESS PERSONS,
       INVESTMENT PERSONNEL, AND NON-ACCESS PERSONS ........................  11
     COMPLIANCE WITH APPLICABLE SECURITIES LAWS. ...........................  11
     ADHERENCE TO THE SSGA INSIDE INFORMATION POLICY AND THE STATE
       STREET STANDARD OF CONDUCT ..........................................  11
     REPORTING VIOLATIONS ..................................................  12
     CERTIFICATION OF RECEIPT AND COMPLIANCE ...............................  12
     REPORTABLE FUNDS TRANSACTIONS AND HOLDINGS ............................  13
     DISCLOSURE OF REPORTABLE ACCOUNTS AND HOLDINGS ........................  13
     EXCESSIVE TRADING .....................................................  14
     GIFTS AND ENTERTAINMENT ...............................................  14
     POLITICAL CONTRIBUTIONS AND ACTIVITIES ................................  14
     USE OF THE ADVISERS' PROPRIETARY INFORMATION ..........................  14
     SERVICE AS A DIRECTOR/OUTSIDE EMPLOYMENT AND ACTIVITIES ...............  15
     FUTURES, OPTIONS, CONTRACTS FOR DIFFERENCE, AND SPREAD BETTING ........  15
     INITIAL PUBLIC OFFERINGS ..............................................  15
     PRIVATE PLACEMENTS ....................................................  15
     INVESTMENT CLUBS AND INVESTMENT CONTESTS ..............................  15

     SHORTING OF SECURITIES ................................................  16
     STATE STREET SECURITIES ...............................................  16

V.   TRADING PROVISIONS, RESTRICTIONS, AND PROHIBITIONS APPLICABLE
       TO ACCESS PERSONS AND INVESTMENT PERSONNEL ..........................  17
     PRE-CLEARANCE .........................................................  17
     SHORT-TERM TRADING ....................................................  18

VI.  TRADING REQUIREMENTS APPLICABLE TO INVESTMENT PERSONNEL ...............  20
     BLACKOUT PERIOD .......................................................  20

VII. ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS ..................  21
     APPLICABILITY OF THE CODE OF ETHICS' PROVISIONS .......................  21
     REVIEW OF REPORTS .....................................................  21
     VIOLATIONS AND SANCTIONS ..............................................  21
     APPEAL OF SANCTION(S) .................................................  21
     AMENDMENTS AND COMMITTEE PROCEDURES ...................................  21
     RECORDKEEPING .........................................................  22

APPENDIX A -- SSGA LEGAL ENTITIES AND LOCATIONS

APPENDIX B -- BENEFICIAL OWNERSHIP

APPENDIX C -- REPORTING OBLIGATIONS

APPENDIX D -- SPECIFIC COUNTRY REQUIREMENTS

APPENDIX E -- SECURITY TYPES AND PRE-CLEARANCE AND REPORTING REQUIREMENTS

APPENDIX F -- LIST OF BROKERS WHICH PROVIDE ELECTRONIC FEEDS IN TO STAR NG


The following Related Policies are available on the Compliance intranet page:
CODE OF ETHICS INTRANET PAGE

Note: The related policies and information are subject to change from time to time.

     o    SSgA Inside Information Policy

     o    SSgA Outside Business Activities and Affiliations Policy

     o SSgA Gifts and Entertainment to Public Officials Policy and Foreign Corrupt Practices Act Policy

     o    SSgA Violation and Sanctioning Policy

     o    State Street Corporation Political Activities Policy

     o    State Street Standard of Conduct

I.   OVERVIEW AND SCOPE

The Code of Ethics ("the Code") applies to the employees of and certain designated contingent workers engaged at State Street Global Advisors (collectively "Covered Persons") wherever located and any other persons as designated from time to time by the State Street Ethics Office (the "Ethics Office"), or their designee. SSgA Funds Management, Inc. ("SSgA FM") and other advisory affiliates of State Street make up State Street Global Advisors ("SSgA"), the investment management arm of State Street Corporation (see Appendix A for a list of SSgA entities and locations). In certain non-US countries, local laws, regulations or customs may impose requirements in addition to those required by the Code. Covered Persons residing in a country identified in Appendix D are subject to the applicable requirements set forth in Appendix D, as updated from time to time.

Please note that in France the provisions of this Code are complementary to the provisions of State Street Global Advisors France, S.A.'s ("SSgAF") Internal Regulation as updated on June 1, 2010, and the other policies and procedures listed in Appendix D.

The Ethics Office administers this Code in coordination with SSgA's Global Chief Compliance Officer, and should be contacted if you have any questions concerning the meaning or interpretation of any provision of this Code.

II.  STATEMENT OF GENERAL FIDUCIARY PRINCIPLES.

As investment advisors, SSgA, its subsidiaries and affiliates (see Appendix A) (collectively "the Advisors", "Our", or "We") owe a fiduciary duty to their advisory clients and are subject to certain laws and regulations governing personal securities trading. Therefore, as a Covered Person, you have an obligation to observe the following principles:

     o At all times, avoid placing your personal interest ahead of the interests of the clients of the Advisors;

     o Avoid actual and potential conflicts of interests between personal activities and the Advisors' clients' activities; and

     o    Do not misappropriate investment opportunities from clients.

As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflicts of interest with the Advisors' clients' or abuse of your position of trust and responsibility. Please see Appendix D for regional requirements concerning applicability of the Code to accounts associated with the Covered Persons.


"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                     4

The Advisors consider personal trading to be a privilege, not a right. When making personal investment decisions you must exercise extreme care to ensure that the prohibitions of this Code are not violated. We have developed this Code to promote the highest standards of behavior and ensure compliance with applicable laws. The Code sets forth procedures and limitations which govern the personal securities transactions of every Covered Person.

It is not possible for this Code to address every situation involving the personal trading of Covered Persons. The Ethics Office is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases placing the Advisors' clients' interests as paramount. No Covered Person shall recommend or cause an Advisors' client account to take action or refrain from taking action for the Covered Person's own personal benefit. Technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any client of the Advisors.




























"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                     5

III. DEFINITIONS

The definitions are designed to help you understand the application of the Code to all Covered Persons, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Ethics Office if you have any questions. The specific requirements of the Code begin on page 11. Please refer back to these definitions as you read the Code.

     A. COVERED PERSON includes employees of the Advisors, including full-time and part-time, exempt and non-exempt employees (where applicable), and other such persons as designated by the Ethics Office. Covered Person also includes certain designated contingent workers engaged at SSgA, including but not limited to consultants, contractors, and temporary help. Covered Persons are subject to the provisions of this Code.

          The personal trading requirements of the Code also apply to related persons of Covered Persons, such as spouses, domestic partners, minor children, adult children and other relatives living in the Covered Person's household, as well as other persons designated as a Covered Person by the CCO or the Ethics Office, or their designee(s). (Please see Appendix D for regional definitions.)

     B.   Categories of Covered Persons

               1. ACCESS PERSONS are those Covered Persons, who, in connection with their regular functions or duties, (i) have access to nonpublic information regarding any of the Advisors' clients' purchase or sale of securities; (ii) have access to nonpublic information regarding the portfolio holdings of any of the Advisors' clients; and (iii) other persons designated as Access Persons by SSgA's Chief Compliance Officer ("CCO"), the Ethics Office or their designee(s).

               2.   INVESTMENT PERSONNEL are Access Persons who:
                    (i) in connection with their regular functions or duties, are responsible for making investment recommendations or decisions; participate in making investment recommendations or decisions; are responsible for day-to-day management of a portfolio; have knowledge of investment decisions under consideration; execute trades; analyze and research securities;(ii) manage or are managed by employees meeting the criteria in (i) above; and (iii) other persons designated as Investment Personnel by SSgA's CCO, the Ethics Office or their designee(s).

               3. NON-ACCESS PERSONS are Covered Persons who are not categorized as Access Persons or Investment Personnel. Non-executive/independent directors are also categorized as Non-Access Persons.


"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                     6

     C. EMPLOYEES are all officers, directors, and employees of the Advisors, including full-time and part-time, exempt and non-exempt employees (where applicable), and other such persons as designated by the Ethics Office or their designee(s). Such persons may include fund officers, interns, and others providing services to the Advisors.

     D.   BENEFICIALLY OWNED ACCOUNT

     The Code's provisions apply to accounts beneficially owned by the Covered Person, as well as accounts under direct or indirect influence or control of the Covered Person and includes, but is not limited to:

          1. The Covered Person's own Reportable Accounts and Reportable Accounts "beneficially owned" by the Covered Person as described below;

          2. The Covered Person's spouse/domestic partner's/PACS(1) partner's Reportable Accounts and the Reportable Accounts of minor and adult children and other relatives living in the Covered Person's household;

          3. Accounts in which the Covered Person, his/her spouse/domestic partner/PACS partner, minor and adult children or other relatives living in their household have a beneficial interest (i.e. share in the profits even if there is no influence on voting or disposition of the shares); and

          4. Reportable Accounts (including corporate Accounts and trust Accounts) over which the Covered Person or his/her spouse/domestic partner/PACS partner or other relatives living in the Covered Person's household exercises investment discretion or direct or indirect influence or control.

               See APPENDIX B for a more detailed discussion of Beneficially Owned Accounts and beneficial ownership. For additional guidance in determining beneficial ownership, contact the Ethics Office.

     E.   REPORTABLE ACCOUNTS are Beneficially Owned Accounts including:

               o    All brokerage accounts.

               o The Self-Directed brokerage accounts offered to employees of the Advisors by State Street Global Markets, LLC ("SSGM").

               o Accounts which are provided to employees into which their Employee Incentive Awards are deposited.

               o    Employee Stock Ownership Plans ("ESOPs")

               o Retirement accounts, such as IRA accounts in the U.S., and RRSPs in Canada, as an example.

               o Pension or retirement plans offered by other employers (contact the Ethics Office for guidance on these accounts).

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(1) PACS partner is a term for a domestic partner applicable in France.





"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                     7

               o Accounts in the State Street Salary Savings program (401k accounts in the U.S.), FCPE accounts (SSgA Employee Savings accounts in France) and other retirement plan accounts offered to the employees of the Advisors. However, such accounts are not required to be reported in the Code of Ethics system, Star Next Generation ("Star NG"), at this time.

          Reportable Accounts do not include a Covered Person's personal bank accounts and those educational savings plans which only allow unaffiliated open-end mutual funds, unit-investment trusts, or other registered commingled funds (such as IRC 529 Plans in the U.S.). Reportable Accounts also do not include Australian public offer superannuation vehicles or investment option(s) within such vehicles except those which are either wholly advised by the Advisors or enable member directed exposure to a particular security requiring pre-clearance as specified in Appendix E.

          For greater clarity, ALL REPORTABLE ACCOUNTS MUST BE REPORTED in Star NG regardless of whether they only hold securities which are considered exempt under the Code.

     F. AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and payroll and State Street contributions to the State Street retirement plans.

     G.   CCO means the Global Chief Compliance Officer of SSgA.

     H. COVERED SECURITIES are those securities subject to certain provisions of the Code. See Appendix E "Security Types and Pre-Clearance and Reporting Requirements" for the application of the Code to the various security types and for a list of securities which are not Covered Securities.

     I. CLOSED-END FUND means a registered investment company that raises capital only once, by issuing a fixed number of shares. The shares of the closed-end fund are typically traded on an exchange and their prices fluctuate throughout the trading day, based on supply, demand, and the changing values of their underlying holdings. Closed-end funds are also known as Listed Investment Companies in Australia, and Investment Trusts in the U.K. Closed-end funds do not include funds typically known as "Exchange-Traded Funds" ("ETFs") organized as open-end investment companies or unit investment trusts.

     J. CONTRACTS FOR DIFFERENCE ("CFDS") are financial derivatives that allow investors to take advantage of prices moving up (long positions) or prices moving down (short positions) on underlying financial instruments and are often used to speculate on those markets. A CFD is a contract between two parties, typically described as "buyer" and "seller", stipulating that the seller will pay to the buyer the difference between the current value of an asset and its value at contract time. If the difference is negative, then the buyer pays instead to the seller.



"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                     8

K.   EMPLOYEE INCENTIVE AWARDS means SSgA Performance Equity Plan ("PEP")
     Awards in State Street Corporation ("STT") stock, Deferred Stock Awards
     (DSAs), Restricted Stock Awards (RSAs), STT stock options which are granted to employees, and any other awards that are convertible into or otherwise based on STT common stock.

L.   EMG means the Executive Management Group of SSgA.

M. FULLY MANAGED ACCOUNT (ALSO KNOWN AS DISCRETIONARY ACCOUNT) means a Beneficially Owned Account in which the individual has contractually authorized an independent third party broker or advisor to have full investment discretion over the account and trade securities in the account without prior consent from the Covered Person for each transaction. An account is not considered to be a Fully Managed Account until the Ethics Office has formally approved the account as such.

N. IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or a foreign financial regulatory authority.

O. PRIVATE PLACEMENT means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement, you must consult with the Ethics Office). Private placements include certain co-operative investments in real estate, commingled investment vehicles such as hedge funds, and investments in family owned or privately held businesses. Time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements. Please see Appendix D for regional definitions of Private Placement.

P. REPORTABLE FUND means any commingled investment vehicle (except money market funds and ETFs), or Exchange Traded Note ("ETN") for which the Advisors act as investment advisor, sub-advisor, principal underwriter, or marketing agent.

Q. SSGA COMPLIANCE DEPARTMENT means all global SSgA compliance staff, including those in local offices, in charge of ensuring compliance with the laws and regulations in force worldwide and who report up to the Global Chief Compliance Officer of SSgA.



"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                     9

R. SPREAD BETTING is any of various types of wagering, such as on sports, financial instruments or house prices for example, on the outcome of an event where the pay-off is based on the accuracy of the wager, rather than a simple "win or lose" outcome. As an example, spread betting on a stock allows the participant to speculate on the price movement of the stock.































"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    10

IV. REQUIREMENTS OF THE CODE APPLICABLE TO ALL ACCESS PERSONS, INVESTMENT PERSONNEL, AND NON-ACCESS PERSONS

A.   COMPLIANCE WITH APPLICABLE SECURITIES LAWS

The Advisors are subject to extensive laws and regulations. As a Covered Person, you must comply not only with all applicable securities laws(2), but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable securities laws. Any person subject to this Code is responsible for compliance with these rules with respect to any Beneficially Owned Account, as applicable. Covered Persons residing outside the U.S. must also comply with local securities laws (see Appendix D for specific country requirements). In addition, Covered Persons must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of the Advisors' clients, whether or not covered by the provisions of this Code.

B. ADHERENCE TO THE SSGA INSIDE INFORMATION POLICY AND THE STATE STREET STANDARD OF CONDUCT

Covered Persons must adhere to the provisions of the SSgA Inside Information Policy, which governs the receipt and communication of material, non-public information ("inside information") and prohibits the use of such information in violation of securities laws. The SSgA Inside Information Policy states that trading or recommending trading in any security in violation of securities laws while in possession of material, non-public information ("insider trading") is prohibited. It is a violation of the SSgA Inside Information policy for any Covered Person to engage in insider trading, including:

     o trading, either personally or on behalf of others, while in possession of inside information;

     o communicating inside information to any other person (except to a direct manager or person authorized by the SSgA Legal Department to receive such information (a "Designated Person") or other Covered Persons on a need-to-know basis with the prior approval of one of the Designated Persons). The Designated Persons List is set forth in the SSgA Inside Information Policy; and

     o recommending the purchase or sale of securities to which the inside information relates.

Inside information may include information about important events involving the Reportable Funds, such as, but not limited to, planned mergers or liquidations of Reportable Funds, or changes in the portfolio management team for a Reportable Fund.

----------
(2) U.S. employees must comply with the applicable U.S. Federal Securities Laws. This includes the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under these statutes, the Bank Secrecy Act and rules adopted there under by the SEC or the Department of the Treasury.




"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    11

Employees must also adhere to the provisions of the State Street Standard of Conduct, which addresses personal trading, inside information, and protection of confidential information, among other policies.

C.   REPORTING VIOLATIONS

This language does not apply to Covered Persons in France and Italy. Please see Appendix D for the "Reporting Violations" section applicable in France and Italy. Covered Persons are required to promptly report any violation of the Code, and any amendments thereto, whether their own or another individual's, to the Ethics Office. Reports of violations other than your own may be made to the Ethics Office, or the CCO. Alternatively, you may contact these individuals anonymously and confidentially.

D.   CERTIFICATION OF RECEIPT AND COMPLIANCE

     1.   Initial Certification (New Covered Person)

          Each new Covered Person will be given a copy of the Code. New employees will be given a copy of the State Street Standard of Conduct. Each new employee's offer letter will include a copy of the Code and a statement advising the individual that he/she will be subject to the Code if he/she accepts the offer of employment. If, outside the U.S. due to local employment practices it is necessary to modify this approach, then the offer letters will be revised in accordance with local law. Within 10 calendar days of becoming a Non-Access Person, Access Person, or Investment Person, each new Covered Person must certify that they have (i) read, understand, and will comply with the Code, (ii) will promptly report violations or possible violations (in France and Italy, Covered Persons will acknowledge they have the possibility to report violations or possible violations identified in the "Reporting Violations" section set forth in Appendix D as applicable to France and Italy); and (iii) recognize that a violation of the Code may be grounds for disciplinary action. Further rules apply to Covered Persons in Italy. Please see section "Certification of receipt and Compliance" in Appendix D as applicable to Italy.

     2.   Annual Certification (All Covered Persons)

          Each Covered Person is required to certify annually that they have read and understand the Code within 30 calendar days following calendar year end. Each Covered Person must also certify that they:
          (i) have complied with the Code during the course of their association with the Advisor; (ii) will continue to comply with the Code in the future; (iii) will promptly report violations or possible violations (in France and Italy, Covered Persons will acknowledge they have the possibility to report the violations or possible violations identified the "Reporting Violations" section set forth in Appendix D as applicable to France and Italy); (iv) recognize that a violation of the Code may be grounds for disciplinary action. This certification shall apply to all Reportable Accounts.



"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    12

E.   REPORTABLE FUNDS TRANSACTIONS AND HOLDINGS

Covered Persons are subject to the same policies prohibiting excessive trading that apply to all shareholders in Reportable Funds. These policies, as described in the Reportable Funds' prospectuses, are subject to change.

Covered Person investments in Reportable Funds are also subject to the Short Term Trading policy described in Section V. B. of this Code. These transactions are also subject to the pre-clearance and reporting requirements described in Appendix E.

The current list of Reportable Funds is located on the Code of Ethics Intranet page using this link: CODE OF ETHICS INTRANET PAGE.

F. DISCLOSURE OF REPORTABLE ACCOUNTS AND HOLDINGS (FOR DETAILS ON THE SPECIFIC REPORTING OBLIGATIONS, SEE APPENDIX C)

     1.   Initial Report

          Each new Covered Person must disclose all Reportable Accounts, and all holdings in Covered Securities within 10 calendar days of becoming a Non-Access Person, Access Person, or Investment Person. The report must contain information that is current as of a date no more than 45 days prior to the date the new employee became an Access Person, Investment Person, or Non-Access Person.

          Please note that any Reportable Accounts opened during the Covered Person's employment or engagement with SSgA must also be immediately disclosed in Star NG regardless of whether there is any activity in the account. Also, any Reportable Accounts newly associated with a Covered Person, through marriage, gift, inheritance, or any other life event, must be disclosed within 30 days of the event.

          a.)  Duplicate Statements and Confirms

          Each Covered Person is responsible for ensuring that their broker-dealer, trust account manager, or other entity through with they have a Reportable Account, sends directly to the Ethics Office duplicate account statements and duplicate trade confirmations summarizing each transaction. This applies to any Reportable Accounts opened during the Covered Person's employment or engagement with SSgA. In local jurisdictions where this is not standard market practice, the Covered Person shall be responsible for supplying the Ethics Office or their designee(s) with required duplicate documents. Please see Appendix D for regional requirements.



"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    13

     2. Quarterly Transaction Reports

     Each Covered Person is required to submit a quarterly transaction report for and certify to transactions in all Covered Securities within 30 calendar days of calendar quarter end, even if they had no transactions in Covered Securities during the quarter. Each Covered Person shall also certify that the Reportable Accounts listed in the transaction report are the only Reportable Accounts in which Covered Securities were traded during the quarter for their direct or indirect benefit. For the purposes of this report, transactions in Covered Securities that are effected in Automatic Investment Plans need not be reported.

     3. Annual Report

     On an annual basis, Covered Persons are required to make an annual update of their Reportable Accounts and all holdings in Covered Securities within 30 calendar days following calendar year end. Each Covered Person shall certify that the Covered Securities listed in the report are the only Covered Securities in which they have any direct or indirect beneficial ownership. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted.

G.   EXCESSIVE TRADING

Excessive or inappropriate trading that interferes with job performance or compromises the duty that the Advisors owe to their clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Ethics Office and reported to the EMG for review. A pattern of excessive trading may lead to disciplinary action under the SSgA Violation and Sanctioning Policy.

H.   GIFTS AND ENTERTAINMENT

All employees of the Advisors are required to comply with the SSgA Gifts and Entertainment to Public Officials Policy & Foreign Corrupt Practices Act Policy, as well as the gifts and entertainment section of the State Street Standard of Conduct.

I.   POLITICAL CONTRIBUTIONS AND ACTIVITIES

All employees of the Advisors are required to comply with the State Street Corporation Political Activities Policy.

J.   USE OF THE ADVISORS' PROPRIETARY INFORMATION

The Advisors' investment recommendations and other proprietary information are for the exclusive use of our clients. Covered Persons should not use the Advisors' proprietary information for personal benefit. Any pattern of personal trading suggesting use of the Advisors' proprietary information will be investigated by the Ethics Office. Any misuse or distribution in contravention of the Advisors' policies regarding confidentiality, proprietary information or the State Street Standard of Conduct is prohibited.



"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    14

K.   SERVICE AS A DIRECTOR/OUTSIDE EMPLOYMENT AND BUSINESS ACTIVITIES

All employees of the Advisors are required to comply with the SSgA Outside Business Activities and Affiliations Policy, as well as the business conflicts section of the State Street Standard of Conduct.

L.   FUTURES, OPTIONS, CONTRACTS FOR DIFFERENCE, AND SPREAD BETTING

Covered Persons are prohibited from engaging in Contracts For Difference ("CFDs") and spread betting. Covered Persons are also prohibited from buying or selling options and futures. An exception may be made for Covered Persons who have received options from a prior employer. In those instances, the exercising or selling of options received from the prior employer is subject to the pre-clearance and reporting requirements of the Code. Please see Appendix D for additional regional regulations.

M.   INITIAL PUBLIC OFFERINGS

Covered Persons are prohibited from acquiring securities through an allocation by an underwriter of an initial public offering ("IPO"). An exception may be considered for situations where the spouse/domestic partner/PACS partner of an Covered Person is eligible to acquire shares in an IPO of his/her employer with prior written disclosure to and written approval from the Ethics Office. Please see Appendix D for additional regional regulations.

N.   PRIVATE PLACEMENTS

Covered Persons must obtain prior written approval from the Ethics Office before participating in a Private Placement. The Ethics Office will consult with the appropriate parties in evaluating the request. To request prior approval, Covered Persons must provide the Ethics Office with a completed Private Placement Request form which is available on the Code of Ethics intranet page. See Appendix D for regional definitions of Private Placements.

If the request is approved, the Covered Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section IV. F.) Private placements include certain co-operative investments in real estate, commingled investment vehicles such as hedge funds, and investments in family owned businesses. Time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

O.   INVESTMENT CLUBS AND INVESTMENT CONTESTS

Covered Persons must obtain prior written approval from the Ethics Office before participating in an Investment Club. The brokerage account(s) of the Investment Club are subject to the pre-clearance and reporting requirements of the Code. Participation in an investment club with other SSgA employees requires special review and pre-approval

"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    15
by the Ethics Office. The Advisors prohibit Covered Persons from direct or indirect participation in an investment contest. These prohibitions extend to the direct or indirect acceptance of payment or offers of payments of compensation, gifts, prizes, or winnings as a result of participation in such activities.

P.   SHORTING OF SECURITIES

Covered Persons are prohibited from selling securities short. Please see Appendix D for additional regional regulations.

Q.   STATE STREET SECURITIES

Certain employees of the Advisors are subject to the State Street Securities Trading Policy as administered by the State Street Corporate Legal Department. These employees must comply with this policy.

During certain trading windows, employees may be permitted to exercise Employee Incentive Awards without being subject to the blackout and open order rule. However, these transactions remain subject to the pre-clearance and reporting requirements of the Code at all times. Employees will be notified when a trading window commences. During this period, all employees remain subject to the SSgA Inside Information Policy, as well as the Personal Trading in Securities section of the State Street Standard of Conduct.

All vested State Street Employee Incentive Awards must be entered in to Star
NG.



"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    16

V. TRADING PROVISIONS, RESTRICTIONS, AND PROHIBITIONS APPLICABLE TO ACCESS PERSONS AND INVESTMENT PERSONNEL

A.   PRE-CLEARANCE.

Access Persons and Investment Personnel must request and receive pre-clearance approval prior to effecting a personal transaction in most Covered Securities (see Appendix E). All pre-clearance requests must be made by submitting a Pre-Trade Authorization Form ("PTAF") for the amount of shares to be transacted in the Code of Ethics Compliance system, Star NG.

Pre-clearance approval is valid for the same business day the approval is granted. "Good-till-cancelled" orders are not permitted. Access Persons and Investment Persons are required to submit a PTAF on "Limit" orders for every day a limit order is open.

Access Persons and Investment Persons are required to pre-clear donations and/or gifts of securities made.

Any pre-clearance request may be evaluated to determine compliance with the provisions of the Code relevant to the trade, or as market conditions warrant. As there could be many reasons for pre-clearance being granted or denied, Access Persons and Investment Persons should not infer from the pre-clearance response anything regarding the security for which pre-clearance was requested.

By seeking pre-clearance, Access Persons and Investment Personnel will be deemed to be advising the Ethics Office or their designee(s) that they (i) do not possess any material, non-public information relating to the security or issuer of the security; (ii) are not using knowledge of any proposed trade or investment program relating to any client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Ethics Office or their designee(s).

Subject to the DE MINIMIS exception, Access Persons and Investment Personnel may not trade in a Covered Security on any day that the Advisors have a pending buy or sell order in the same Covered Security on the trading desk for any fund or client account until the order is executed or withdrawn.

DE MINIMIS EXCEPTION

Transactions effected pursuant to the de minimis exception permit a trade to be automatically pre-approved due to its size; however, these transactions remain subject to the pre-clearance and reporting requirements of the Code. A "de minimis transaction" is a personal trade that meets the following condition: A transaction in a security with an aggregate amount equal to or less than US $5,000 (or the local country equivalent) within a five business day window.



"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    17

EXEMPTED TRANSACTIONS

Pre-clearance is NOT required for the below list of transactions:

     o Purchases or sales which are part of an Automatic Investment Plan where the investment decisions are non-discretionary after the initial selections by the account owner (although the initial selection requires pre-clearance) . These include dividend reinvestment plans, transactions in Employee Stock Ownership Programs ("ESOPs") and similar services. Initiation of an Automatic Investment Plan must be disclosed to the Ethics Office or their designee(s) in advance.

     o Transactions in Covered Securities for which the Ethics Office has determined pre-clearance is not required (please see Appendix E for a chart of Security Types and pre-clearance requirements).

     o Subject to prior approval of the account from the Ethics Office, transactions made in a Discretionary Account. An account will not be deemed a Discretionary Account until the Ethics Office has approved the account as a Discretionary Account. Please see the Code of Ethics intranet page for the pre-approval form and broker certification which must be supplied to the Ethics Office.

     o Transactions in educational savings plans which only allow unaffiliated open-end mutual funds, unit-investment trusts, or other registered commingled products (such as IRC 529 Plans in the U.S.).

     o Involuntary purchases or sales such as mandatory tenders, broker disposition of fractional shares, debt maturities. Voluntary tenders, transactions executed as a result of a margin call, and other non-mandatory corporate actions are to be pre-cleared, unless the timing of the action is outside the control of the Covered Person, or the Ethics Office has determined pre-clearance is not required for a particular voluntary transaction.

     o Covered Securities received via a gift or inheritance, although such Covered Securities must be reported in Star NG.

B.   SHORT-TERM TRADING.

All Access Persons and Investment Personnel are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent Covered Security within sixty (60) calendar days. Profits from such trades must be disgorged (surrendered) in a manner acceptable to the Ethics Office and the EMG. Any disgorgement amount shall be calculated by the Ethics Office or their designee(s), the calculation of which shall be binding. This provision does not apply to:



"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    18

     o Transactions in securities that are not Covered Securities, transactions in ETFs and money market funds (see Appendix E);

     o Transactions executed in Discretionary Accounts that have been pre-cleared through and approved by the Ethics Office, are exempt from pre-clearance; or

     o    Transactions effected through an Automatic Investment Plan.































"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    19

VI.  TRADING REQUIREMENTS APPLICABLE TO INVESTMENT PERSONNEL

A.   BLACKOUT PERIOD

Subject to the DE MINIMIS exception, Investment Personnel may not buy or sell a Covered Security that requires pre-clearance for their Reportable Accounts for seven calendar days before or after a transaction in the same or equivalent security in a client portfolio with which they are associated.

If a Portfolio Manager receives pre-clearance authorization to trade a Covered Security that requires pre-clearance in his or her Reportable Account, and subsequently determines that it is appropriate to trade the same or equivalent security in his or her client portfolio, the Portfolio Manager must contact the Ethics Office prior to executing any trades for his or her Reportable Account and/or client portfolio.




























"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    20

VII. ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

A.   APPLICABILITY OF THE CODE OF ETHICS' PROVISIONS

The EMG, or its designee(s), has the discretion to determine that the provisions of the Code of Ethics policy do not apply to a specific transaction or activity and may exempt any transaction from one or more trading prohibitions in writing under limited circumstances if the transaction is not inconsistent with the purpose of the Code and does not amount to a waiver of a fundamental policy contained in the Code that has been adopted to meet applicable securities laws and applicable firm-wide policies and procedures. The EMG, or its designee(s), will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Covered Person who would like such consideration must submit a request in writing to the Ethics Office.

B.   REVIEW OF REPORTS

The Ethics Office will regularly review and monitor the reports filed by Covered Persons. Covered Persons and their supervisors may or may not be notified of the Ethics Office's review.

C.   VIOLATIONS AND SANCTIONS

This language does not apply to Covered Persons in France and Italy. Please see Appendix D for the "Violations and Sanctions" section applicable in France and Italy. Any potential violation of the provisions of the Code or related policies will be investigated by the Ethics Office. Repeat violations of the Code are reported to the EMG. If a determination is made that a violation has occurred, a sanction may be imposed in accordance with the SSgA Violation and Sanctioning Policy. Material violations will be reported promptly to the respective SSgA Committees, boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

D.   APPEAL OF SANCTION(S)

In accordance with the SSgA Violation and Sanctioning Policy, employees may appeal a sanction, other than termination of employment, according to the process detailed in the SSgA Violation and Sanctioning Policy. This language does not apply to Covered Persons in France and Italy. Please see Appendix D for the "Defense Rights in Regard to Sanctions" section which replaces this section for France and Italy.

E.   AMENDMENTS AND COMMITTEE PROCEDURES

As set forth in its charter, the Global Compliance Committee ("the Committee") will review and approve the Code, including appendices and exhibits, and any amendments thereto. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practice or changes in applicable law

"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    21
and regulation. The Committee, or its designee, shall submit material amendments to the EMG for approval. In addition, the Committee, or its designee, shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designee(s), for approval no later than six months after adoption of the material change.

F.   RECORDKEEPING

SSgA Compliance shall maintain code of ethics records in accordance with the requirements set forth in applicable securities laws(3) and SSgA's recordkeeping policy.

See Appendix D for additional information relating to the administration and enforcement of the Code of Ethics in certain regions.


































----------
(3) In the U.S., record keeping requirements for code of ethics are set forth in Rule 17j-1 of the Investment Company Act of 1940 and Rule 204-2 of the Investment Advisers Act of 1940.




"At State Street,
Compliance is Everyone's Responsibility"
April 2012                                                                    22

APPENDIX A: SSGA LEGAL ENTITIES AND LOCATIONS

--------------------------------------------------------------------------------
ENTITY                                                LOCATION
--------------------------------------------------------------------------------
Managed Pension Funds, Limited                        London, England
--------------------------------------------------------------------------------
State Street Global Advisors, Australia, Limited      Sydney, Australia
--------------------------------------------------------------------------------
State Street Global Advisors, Australia Services,     Sydney, Australia
  Limited
--------------------------------------------------------------------------------
SSgA Funds Management, Inc.                           Boston, MA
--------------------------------------------------------------------------------
SSgA Private Funds LLC                                Dover, DE
--------------------------------------------------------------------------------
SSgA Investment Research Services Private             Bangalore, India
  Limited
--------------------------------------------------------------------------------
State Street Global Advisors, a division of State     Boston, MA
Street Bank And Trust Company
--------------------------------------------------------------------------------
State Street Global Advisors (Japan) Co., Ltd         Tokyo, Japan
--------------------------------------------------------------------------------
State Street Global Advisors AG                       Zurich, Switzerland
--------------------------------------------------------------------------------
State Street Global Advisors Asia Limited             Hong Kong, China
--------------------------------------------------------------------------------
State Street Global Advisors France, S.A.             Paris, France
--------------------------------------------------------------------------------
State Street Global Advisors GmbH                     Munich, Germany
--------------------------------------------------------------------------------
State Street Global Advisors Limited                  London, England
                                                      Milan branch, Milan,
                                                      Italy
--------------------------------------------------------------------------------
State Street Global Advisors Ireland Limited          Dublin, Ireland
--------------------------------------------------------------------------------
State Street Global Advisors Luxembourg               Luxembourg,
Management Sarl                                       Luxembourg
--------------------------------------------------------------------------------
State Street Global Advisors Singapore Limited        Singapore, Singapore
--------------------------------------------------------------------------------
State Street Global Advisors, Cayman                  Grand Cayman,
                                                      Cayman Islands
--------------------------------------------------------------------------------
State Street Global Advisors, Inc.                    Dover, DE
--------------------------------------------------------------------------------
State Street Global Advisors, Mauritius               Port Louis, Mauritius
--------------------------------------------------------------------------------
State Street Global Advisors, Ltd                     Montreal, Quebec and
                                                      Toronto, Ontario,
                                                      Canada
--------------------------------------------------------------------------------
State Street Unit Trust Management Limited            London, England
--------------------------------------------------------------------------------
State Street Ireland Unit Trust Management Limited    Dublin, Ireland
--------------------------------------------------------------------------------
The Tuckerman Group, LLC                              Ryebrook, NY
--------------------------------------------------------------------------------







                                 Appendix A-1

APPENDIX B -- BENEFICIAL OWNERSHIP

The Code states that the Code's provisions apply to accounts beneficially owned by the Covered Person, as well as accounts under direct or indirect influence or control of the Covered Person. Generally, an individual is considered to be a beneficial owner of accounts or securities when the individual has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that an individual has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

o Accounts and securities held by immediate family members sharing the same household; and

o    Securities held in trust (certain restrictions may apply)

o A right to acquire Covered Securities through the exercise or conversion of any derivative security, whether or not presently exercisable

In addition, a Covered Person may be considered a beneficial owner of an account or securities when the Covered Person can exercise direct or indirect investment control.

PRACTICAL APPLICATION

o If an adult child is living with his or her parents: If the child is living in the parents' house, but does not financially support the parent, the parents' accounts and securities are not beneficially owned by the child. If the child works for the Advisors and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code, with the exception of UGMA/UTMA, or similar types of accounts, which are legally owned by the child. If one or both parents work for the Advisors, and the child is supported by the parent(s), the child's accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child's accounts and securities.

o Co-habitation (domestic partnership or PACS): Accounts where the Covered Person is a joint owner, or listed as a beneficiary, are subject to the Code. If the Covered Person contributes to the maintenance of the household and the financial support of the partner, the partner's accounts and securities are beneficially owned by the Covered Person and are therefore subject to the Code.

o Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

o UGMA/UTMA and similar types of accounts: If the Covered Person, or the Covered Person's spouse is the custodian for a minor child, the account is beneficially owned by the Covered Person. If someone other than the Covered Person, or the Covered Person's spouse, is the custodian for the Covered Person's minor child, the account is not beneficially owned by the Covered Person.


                                  Appendix B-1

o Transfer On Death accounts ("TOD accounts"): TOD accounts where the Covered Person receives the interest of the account upon death of the account owner are not beneficially owned by the Covered Person until the account transfer occurs (this particular account registration is not common).

o    Trusts

     o If the Covered Person is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity and generally will be subject to a case-by-case review for Code applicability.

     o If the Covered Person is a beneficiary and does not share investment control with a trustee, the Covered Person is not a beneficial owner until the Trust assets are distributed.

     o If a Covered Person is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Covered Person.

     o If the Covered Person is a trustee and a beneficiary, the trust is beneficially owned by the Covered Person.

     o If the Covered Person is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Covered Person.

     o If the Covered Person is a settler of a revocable trust, the trust is beneficially owned by the Covered Person.

     o If the Covered Person's spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code.

o College age children: If a Covered Person has a child in college and still claims the child as a dependent for tax purposes, the Covered Person is a beneficial owner of the child's accounts and securities.

o Powers of Attorney: If a Covered Person has been granted power of attorney over an account, the Covered Person is not the beneficial owner of the account until such time as the power of attorney is activated.




                                  Appendix B-2

APPENDIX C - REPORTING OBLIGATIONS

A.   DUPLICATE STATEMENTS AND CONFIRMATIONS

Covered Persons must instruct their broker-dealer, trust account manager, or other entity through which they have a Reportable Account, to send on a regular basis directly to the Ethics Office or their designee(s):,

     o    a trade confirmation summarizing each transaction; and

     o    account statements (e.g. monthly, quarterly statements).

This applies to any Reportable Accounts opened during the Covered Person's employment or engagement with SSgA. In local jurisdictions where this is not standard market practice, the Covered Person shall be responsible for supplying the Ethics Office with required duplicate documents. Please see Appendix D for regional requirements.

B.   INITIAL AND ANNUAL HOLDINGS REPORTS

Covered Persons must file initial and annual holdings reports ("Holdings Reports") in Star NG as follows.

     1.   CONTENT OF HOLDINGS REPORTS

          o The name of any broker, dealer or bank with whom the Covered Person maintained a Reportable Account. Please note that ALL REPORTABLE ACCOUNTS MUST BE REPORTED in Star NG regardless of whether they do not presently hold any securities or only hold securities which are considered exempt under the Code.

          o The title, number of shares and principal amount of each Covered Security

          o    The date the Covered Person submits the report.

     2.   TIMING OF HOLDINGS REPORTS

          o INITIAL REPORT -- No later than 10 calendar days after becoming an Access Person, Investment Personnel, or Non-Access Person. The information must be current as of a date no more than 45 days prior to the date the Covered Person became an Access Person, Investment Person, or Non-Access Person.

          o ANNUAL REPORT -- Annually, within 30 calendar days following calendar year end and the information must be current as of a date no more than 45 calendar days prior to the date the report is submitted.


                                  Appendix C-1

3.   EXCEPTIONS FROM HOLDINGS REPORT REQUIREMENTS

     Holdings in securities which are not Covered Securities are not required to be included in Holdings Reports (please see Appendix E).

C.   QUARTERLY TRANSACTION REPORTS

Covered Persons must file a Quarterly Transaction Report in Star NG with respect to:

          o any transaction during the calendar quarter in a Covered Security in which the Covered Person had any direct or indirect beneficial ownership: and

     1.   CONTENT OF QUARTERLY TRANSACTIONS REPORT

          A.   FOR TRANSACTIONS IN COVERED SECURITIES

               o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               o The nature of the transaction, (i.e., purchase, sale, or any other type of acquisition or disposition);

               o The price of the Covered Security at which the transaction was effected;

               o The name of the broker, dealer or bank with or through which the transaction was effected; and

               o    The date the report was submitted by the Covered Person.

          B.   FOR NEWLY ESTABLISHED REPORTABLE ACCOUNTS HOLDING ANY SECURITIES

               o The name of the broker, dealer, or bank with whom the Covered Person established the account;

               o    The date the account was established; and

               o    The date the report was submitted by the Covered Person.

     2.   TIMING OF TRANSACTIONS REPORT

     No later than 30 calendar days after the end of the calendar quarter.


                                  Appendix C-2

     3.   EXCEPTION FROM TRANSACTIONS REPORT REQUIREMENTS

     Transactions effected pursuant to an Automatic Investment Plan as well as transactions in securities which are not Covered Securities, and transactions effected in accounts which are not Reportable accounts, are not required to be included in the Quarterly Transaction Report (please see Appendix E).
































                                  Appendix C-3

APPENDIX D - SPECIFIC COUNTRY REQUIREMENTS (FOR COVERED PERSONS LOCATED IN OFFICES OUTSIDE OF THE U.S.)

AUSTRALIA

From time to time the Responsible Entity ("RE") of the Australian domiciled Exchange Traded Funds (ETFs) may determine certain Covered Persons could be in possession of material non-public information relating to one or more ETFs for which State Street Global Advisors, Australia, Limited is the investment advisor, and request a blackout period covering the securities be implemented, whether due to consideration of Australian Securities Exchange listing rules, the insider trading provisions of the Corporations Act 2001 or similar. Typically this may occur during the two weeks prior to the public announcement of income distributions for an ETF.

Upon receipt of a request from the RE, the Ethics Office, or their designee, will review the request and may initiate a blackout period over the relevant ETFs on such terms as are deemed appropriate. Covered Persons to whom a blackout period applies will be advised of the commencement, duration and other specifics of any such blackout period. Any trading in contravention of the blackout period will be treated as a violation of this Code.

UNITED KINGDOM

The U.K. Financial Services Authority rules on personal account dealing are contained in the FSA Conduct of Business Rules Sourcebook ("COBS").

Under COBS, any of the Advisors based in the U.K. must take reasonable steps to ensure that any investment activities conducted by Covered Persons do not conflict with the Advisor's duties to its customers. In ensuring this is, and continues to be, the case, the Advisors must ensure they have in place processes and procedures which enable them to identify and record any Covered Person transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

FRANCE

At the date of this Code, Covered Persons of SSgAF are required in France to comply, in addition to the Code, with the following provisions:

(i)  LAWS AND REGULATIONS

     o the Monetary and Financial Code, and in the particular the rules of good conduct provided in Articles L.533-11 et seq. of the Monetary and Financial Code;

     o the General Regulation of the Financial Markets Authority, and in particular the organizational and good conduct rules provided in Book III of this Regulation;

     o Instructions, recommendations and decisions issued as the case may be by the French Markets Authority.



                                 Appendix D-1

(ii) POLICIES AND PROCEDURES ISSUED LOCALLY BY SSGAF:

     o    Provisions of the Internal Regulation, as updated on June 1, 2010

     o Policy relating to management and the prevention of conflicts of interest, as updated on November 1, 2007.

Further, as indicated in the Code, certain sections of the Code are not applicable in France, or are applicable in a modified version set forth below. References are to section headings used in the Code.

II. STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

Please note that in France, the Code does not necessarily apply to transactions of family members or persons in a similar relationship to you. Rather, the Code applies to your personal transactions and related activities, and any transactions of which you are an effective beneficiary.

III. DEFINITIONS

A. COVERED PERSON: In France, a Covered Person includes employees of the Advisors, including full-time and part-time, exempt and non-exempt employees (where applicable), and other such persons as designated by the Ethics Office. Covered Person also includes certain designated contingent workers engaged at SSgA, including but not limited to consultants, contractors, and temporary help. Covered Persons are subject to the provisions of this Code. Persons related to an employee or contingent worker, such as spouses, children and other relatives living in the employee's or contingent worker's household are not covered by the Code, except to the extent the employee or contingent worker is an effective beneficiary of transactions entered into by such persons.

N. PRIVATE PLACEMENT: In France, a Private Placement means a securities offering that is exempt from registration or which is not subject to the obligation to publish a prospectus under certain relevant provisions of French law and regulation and/or similar laws of jurisdictions outside of France (if you are unsure whether the securities are issued in a private placement, you must consult with the Ethics Office). In France, the rules relating to Private Placements are set forth in Articles L.411-2 and D.411-1 ET SEQ. of the Monetary and Financial Code.

IV. REQUIREMENTS OF THE CODE APPLICABLE TO ALL ACCESS PERSONS, INVESTMENT PERSONNEL, AND NON-ACCESS PERSONS



                                 Appendix D-2

C. REPORTING VIOLATIONS

If a Covered Person in France has reason to believe that a violation of law or regulations relating to internal control procedures in the financial, accounting, banking or anti-corruption areas or that a violation of a interest vital to SSgAF or of the physical or moral integrity of its Covered Persons has been committed, he/she is encouraged to notify the Ethics Office so that SSgAF may carefully examine the facts and take corrective measures.

Covered Persons should identify themselves in order to allow SSgAF to obtain a complete report on the relevant facts as rapidly as possible. Nonetheless, if circumstances require, Covered Persons may communicate the facts anonymously.

The information furnished to the company by a Covered Person believing in good faith that his/her action is necessary to protect SSgAF from illegal or inappropriate behavior will be treated in a strictly confidential and secure manner to the extent allowed by law. Any person identified within the framework of the procedure for reporting violations will have a right to access, obtain further information, and if applicable, object to and correct the data regarding him/her.

SSgAF will not take any sanctions or retaliatory measures against a Covered Person for reporting suspected violations in good faith. Failure to report will not give rise to any consequences for Covered Persons. However, an abusive use of the reporting procedure may in certain cases expose a Covered Person to sanctions.

F. DISCLOSURE OF REPORTABLE ACCOUNTS AND HOLDINGS (FOR DETAILS ON THE SPECIFIC REPORTING OBLIGATIONS, SEE APPENDIX C) - 1. A.) DUPLICATE STATEMENTS AND CONFIRMS

Each Covered Person in France is responsible for sending to the Ethics Office duplicate securities account statements and duplicate trade confirmations summarizing each transaction, including any Reportable Accounts opened during employment or engagement at SSgAF.

K. FUTURES, OPTIONS, AND SPREAD BETTING

In France, the prohibition relating to futures and options does not apply to transactions completed through a Discretionary Account or transactions involving units or shares of a mutual fund which is not governed by Articles L.214-35-2, L.214-37, L.214-42 and R. 214-32 of the French Monetary and Financial Code.

L. INITIAL PUBLIC OFFERINGS

In France, the prohibitions in the Code relating to participation in an IPO does not apply to securities acquired through a Discretionary Account or relating to units or shares of a mutual fund which is not governed by Articles L.214-35-2, L.214-37, L.214-42 and R. 214-32 of the French Monetary and
Financial Code.


                                 Appendix D-3

O. SHORTING OF SECURITIES

In France, the prohibitions in the Code relating to shorting does not apply to sales made through a Discretionary Account or relating to units or shares of a mutual fund which is not governed by Articles L.214-35-2, L.214-37, L.214-42 and R.214-32 of the French Monetary and Financial Code.

VII. ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

C.   VIOLATIONS AND SANCTIONS


Any potential violation of the provisions of the Code or related policies by Covered Persons in France will be investigated by the Ethics Office. Covered Persons are invited to review the list of misconduct which may, among other violations, give rise to the disciplinary sanctions contemplated by SSgAF's Internal Regulation. Violations of the Code are reported to the EMG. If a determination is made that a violation has occurred, a sanction may be imposed by the employer, SSgAF, in accordance with the SSgA Violation and Sanctioning Policy. As discussed in the SSgA Violation and Sanctioning Policy, sanctions will be proportional to the gravity of the misconduct. Significant sanctions will be reported promptly to the respective SSgA Committees, boards of trustees/managers of the Reportable Funds or relevant committees of the boards.


D. DEFENSE RIGHTS IN REGARD TO SANCTIONS (REPLACING "D. APPEAL OF SANCTIONS" IN THE CODE)

In France, all sanctions will be notified in writing to the employee concerned, indicating the grounds for the sanction.

Prior to any sanction affecting the duties, career, remuneration or presence of the employee, the following procedure will be implemented:

     o The employee will be convened to a prior meeting within the two-month period described in Article L.1332-4 of the Labor Code, by registered letter or by hand delivery against receipt.

          This letter will state the purpose for the convocation and will indicate the date, place and time of the meeting, as well as the possibility for the employee to be assisted by a person of his/her choice from a list which can be consulted at the town hall of SSgA, Defense Plaza, 23-25 rue Delariviere-Lefoullon, 92064 Paris La Defense Cedex and/or the town hall of the employee's domicile (if the employee's domicile is located in the same department as the offices of SSgAF), or at the Labor Inspectorate located at SSgA, Defense Plaza, 23-25 rue Delariviere-Lefoullon, 92064 Paris La Defense Cedex.

     o A preliminary meeting will be held during which the facts relating to the employee's alleged misconduct will be presented to the employee and to the person assisting the employee and at which the employee's explanations will be obtained.




                                 Appendix D-4

     o As the case may be depending on the explanations given, a sanction letter will be sent by registered post, return receipt requested, at the earliest one full day and at the latest one month after the meeting. This letter should set forth the grounds for the sanction.

When the behavior of an employee renders such actions indispensable, conservatory measures may be taken prior to implementing the procedure described above. No sanction may be taken until the procedure has been completed.

     THE FOLLOWING ADDITIONAL SECTIONS ARE ADDED TO PART VII OF THE CODE IN REGARD TO THE CODE'S ADMINISTRATION AND ENFORCEMENT IN FRANCE:

F.   PERSONAL DATA

In France, data obtained in the context of the administration and enforcement of the Code will be processed in compliance with the "Computers and Personal Freedom" Act of January 6, 1978, as modified by the Law of August 6, 2004. Pursuant to this law, Covered Persons have access, rectification and objection rights in regard to the data relating to them. They may exercise these rights by contacting the SSgAF Compliance Department. The Ethics Office will be notified of any Covered Persons who invoke the objection rights to provide broker statements to their local Compliance Department.

Certain recipients of personal data are located outside of the EU, in particular the following recipients: SSgA Compliance, Boston, MA, and StarCompliance Software, Inc., Rockville, MD, United States of America. The following data will be communicated to such recipients: Covered Person's name, business phone number, business email address, name of brokerage firm, account number, name and amount of securities held in brokerage account. StarCompliance Software, Inc. has obtained and maintains a US-EU Safe Harbor Certification with respect to data protection. The transmission of data to recipients located outside of the EU will be made for the purpose of implementing and coordinating the rules contemplated by this Code.

G.   PUBLICITY AND ENTRY INTO FORCE

This Code, which has been filed in France with the secretariat of the clerk of the Labor Court of SSgA, Defense Plaza, 23-25 rue Delariviere-Lefoullon, 92064 Paris La Defense Cedex and posted in compliance with the provisions of Articles R.1321-1 and R.1321-2 of the Labor Code, entered into force on December 1, 2009.

It will be provided to all Covered Persons and other relevant persons at the time of hire or arrival on the premises of SSgAF.

Material modifications and additions to these internal rules shall be subject to the same consultation, communication and publicity procedures.



                                 Appendix D-5

The Code has been previously submitted to the Labor Inspectorate, and is displayed on SSgAF's premises.

APPENDIX C - REPORTING OBLIGATIONS

A.   DUPLICATE STATEMENTS AND CONFIRMATIONS

Each Covered Person in France is responsible for sending to the Ethics Office duplicate securities account statements and duplicate trade confirmations summarizing each transaction, including any Reportable Accounts opened during employment or engagement at SSgAF- specifically:

     o    a trade confirmation summarizing each transaction; and

     o    account statements (e.g. monthly, quarterly statements).

This requirement applies to all Reportable Accounts in which a Covered Person has direct or indirect Beneficial Ownership.

ITALY

At the date of this Code, SSgA's Covered Persons are required in Italy to comply, in addition to the Code, with the following provisions:

(i)  Laws and regulations

     o Legislative Decree No. 58 of 24 February 1998, as amended (the "Italian Financial Act"), containing, INTER ALIA, general provisions concerning investment services;

     o Legislative Decree No. 231 of 21 November 2007, as amended (the "Anti-money Laundering Act"), containing, INTER ALIA, the duty to identify each client and subsequently record his data, as well as to keep a unified electronic archive and to notify any suspect transactions;

     o Regulation No. 16190 of 29 October 2007, adopted by CONSOB (the "Intermediaries Regulation"), with reference to the investment services and the financial activities carried out in Italy;

     o instructions containing information duties and statistical reporting requirements, recommendations and decisions issued as the case may be by any Italian supervisory authorities, including CONSOB and the Bank of Italy.

Further, as indicated in the Code, certain sections of the Code are not applicable in Italy, or are applicable in a modified version set forth below. References are to section headings used in the Code.



                                 Appendix D-6

II.  STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

Please note that in Italy, the Code does not necessarily apply to transactions of family members or persons in a similar relationship to you. Rather, the Code applies to your personal transactions and related activities, and any transactions of which you are a direct or indirect beneficiary.

In this regard, please also see this Appendix D -- Italy -- III. Definitions -- A Categories of Employees -- 5. Covered Person.

III. DEFINITIONS

A. CATEGORIES OF EMPLOYEES - 5. COVERED PERSON: In Italy, a Covered Person includes employees of the Advisors, including full-time and part-time, exempt and non-exempt employees (where applicable), and other such persons as designated by the Ethics Office. Covered Person also includes certain designated contingent workers engaged at SSgA, including but not limited to consultants, contractors, and temporary help. Covered Persons are subject to the provisions of this Code. Persons related to an employee or a contingent worker, such as spouses, children and other relatives living in the employee's or the contingent worker's household are not covered by the Code, except to the extent the employee or the contingent worker is a direct or indirect beneficiary of transactions entered into by such persons.

N. PRIVATE PLACEMENT: In Italy, a Private Placement means a securities offering that is exempt from registration or which is not subject to the obligation to publish a prospectus under certain relevant provisions of Italian law and regulation and/or similar laws of jurisdictions outside of Italy (if you are unsure whether the securities are issued in a private placement, you must consult with the Ethics Office). In Italy, the rules relating to Private Placements are set forth in Article 100 of the Italian Financial Act, as implemented by CONSOB.

IV. REQUIREMENTS OF THE CODE APPLICABLE TO ALL ACCESS PERSONS, INVESTMENT PERSONNEL, AND NON-ACCESS PERSONS

C. REPORTING VIOLATIONS

If a Covered Person in Italy has reason to believe that a violation of law or regulations relating to internal control procedures in the financial, accounting, banking or anti-corruption areas or that a violation of a interest vital to SSgA or of the physical or moral integrity of its Covered Persons has been committed, he/she is encouraged to notify the Ethics Office so that SSgA may carefully examine the facts and the Ethics Office may take corrective measures.



                                 Appendix D-7

Covered Persons should identify themselves in order to allow SSgA to obtain a complete report on the relevant facts as rapidly as possible. Nonetheless, if circumstances require, Covered Persons may communicate the facts anonymously.

The Italian branch of SSgA will not take any sanctions or retaliatory measures against a Covered Person for reporting suspected violations in good faith. Failure to report will not give rise to any consequences for employees. However, an abusive use of the reporting procedure may in certain cases expose a Covered Person to sanctions.

D.   CERTIFICATION OF RECEIPT AND COMPLIANCE

With reference to Italy, further to the provisions set forth under the Code, the following shall apply.

The Code is displayed on the premises of the Italian branch of SSgA and constitutes an integral part of its disciplinary code.

VII. ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

C. VIOLATIONS AND SANCTIONS

The requirements of this Code have a binding value vis-o-vis the Covered Persons of the Italian branch of SSgA and are to be considered in addition to the provisions contained in the disciplinary code in force within the Italian branch of SSgA.

Any potential violation of the provisions of the Code or related policies by Covered Persons in Italy will be investigated by the Ethics Office. Violations of the Code are reported to the EMG. If a determination is made that a violation has occurred, a sanction may be imposed in accordance with the SSgA Violation and Sanctioning Policy and pursuant to the rules established by Italian Law and by the applicable national collective bargaining agreement.

As discussed in the SSgA Violation and Sanctioning Policy, sanctions shall be differentiated and graduated based on the seriousness of the individual breaches, taking into consideration the objective circumstances, the intentionality, the existence of justifications, the recidivism and the possible repetition of the conducts concerned.

Disciplinary measures may also apply to any supervisor who directs or approves such actions, or has knowledge of them and does not promptly correct them. Conducts which violate this Code may also violate laws and therefore subject the offending Covered Person to civil and criminal liabilities as well.

SSgA may also be subject to prosecution and fines for the conduct of its employees. Reimbursement of losses of damages deriving from any breach of this Code will be requested to the employees according to the procedures set forth by the applicable national collective bargaining agreement.



                                 Appendix D-8

D. DEFENSE RIGHTS IN REGARD TO SANCTIONS (REPLACING "D. APPEAL OF SANCTIONS" IN THE CODE)

In Italy, prior to inflict to employee any sanction deriving from possible violations of this Code, the specific disciplinary procedure provided for by Law. No. 300/1970 (the so called "Workers' Statute") shall be implemented.

In particular, the Ethics Office shall notify in writing to the employee concerned the facts relating to the alleged misconduct and shall ask the employee concerned to furnish his/her justifications within 5 days from the receipt of such disciplinary letter.

The disciplinary sanction, if any, shall be adopted following the 5-days' term granted to the employee to render his/her justifications.

The disciplinary sanctions shall be proportional to the employee's behaviour in breach.

F.   PERSONAL DATA

In Italy the personal data of the Covered Persons shall be processed in compliance with Legislative Decree n. 196 of 30 June 2003, concerning personal data protection.

Pursuant to Covered Persons have access, rectification and objection rights in regard to the data relating to them. They may exercise these rights by contacting the Ethics Office. The Ethics Office will be notified of any Covered Persons who invoke the objection rights to provide broker statements to their local Compliance Department.

Certain recipients of personal data are located outside of the EU, in particular the following recipients: SSgA Compliance, Boston, MA, and StarCompliance Software, Inc., Rockville, MD, United States of America. The following data will be communicated to such recipients: Covered Person's name, business phone number, business email address, name of brokerage firm, account number, name and amount of securities held in brokerage account. StarCompliance Software, Inc. has obtained and maintains a US-EU Safe Harbor Certification with respect to data protection. The transmission of data to recipients located outside of the EU will be made for the purpose of implementing and coordinating the rules contemplated by this Code.

GERMANY

The rules on personal account dealing are contained in the Securities Trading Act (WpHG, Article 33b) and Minimum Requirements of Compliance (MaComp).



                                 Appendix D-9

Under this law firms/institutions must ensure that any personal investment activities conducted by Covered Persons do not conflict with any duties to clients and/or to the firm. Firms must establish processes and procedures to review and record trading of Covered Persons to avoid any insider trading or conflict of interests.

HONG KONG AND SINGAPORE

To comply with local conflict of interest requirements, in addition to the other requirements of this Code, all Hong Kong and Singapore based Investment Personnel must pre-clear the following regardless of value with the Ethics Office after receiving pre-clearance approval in Star NG, but prior to conducting a trade,:

     1.   Any trade requiring pre-clearance under this Code; and

     2. Any purchase or sale of an Exchange Traded Fund advised or sub-advised by SSgA in Hong Kong and Singapore.

Any purchase of an Exchange Traded Fund (which is advised or sub-advised by SSgA in Hong Kong and Singapore) shall also be subject to the minimum holding period of 30 calendar days.

JAPAN

To comply with local regulatory requirements in Japan, in addition to the other requirements of this Code, the following modifications are added for Japanese Covered Persons.

1. Covered Persons in Japan are subject to a minimum holding period of 6 months regardless of whether a transaction would result in the Covered Person realizing a loss or profit. (Section V. B. Short - Term Trading) This requirement applies to equities, equity warrants, convertible bonds and other equity related products, and does not apply to ETFs, mutual funds, and non-convertible bonds.

2. There is no de minimis exception available to Investment Personnel in Japan who work in the active equity group. (Section VI. A. Blackout Period)

3. If a Covered Person in Japan intends to deal with a Japanese broker (JSDA member only) for equities, equity warrants, convertible bonds and other equity related products, the Covered Person must obtain a special certification ("Jibadashi-syoumei") from SSgA Japan compliance.









                                Appendix D-10

APPENDIX E -- SECURITY TYPES AND PRE-CLEARANCE AND REPORTING REQUIREMENTS

(This list is not all inclusive and may be updated from time to time. Contact the Ethics Office for additional guidance as needed.)

----------------------------------------------------------------------------------------
SECURITY TYPE                           COVERED       PRE-CLEARANCE     TRANSACTIONS
                                        SECURITY?     REQUIRED?         AND HOLDINGS
                                                                        REPORTING
                                                                        REQUIRED?
----------------------------------------------------------------------------------------
Equity securities (publicly traded)     Yes           Yes               Yes
INCLUDING BOTH VESTED AND
UNVESTED SHARES.
----------------------------------------------------------------------------------------
REITs (publicly traded real estate      Yes           Yes               Yes
investment trusts)
----------------------------------------------------------------------------------------
State Street stock ("STT")              Yes           Yes               Yes
----------------------------------------------------------------------------------------
Open-end mutual funds, UCITs,           No            No                No
SICAVs, unlisted managed
investment schemes NOT advised or
sub-advised by SSgA
----------------------------------------------------------------------------------------
Open-end mutual funds advised           Yes           Yes               Yes
and sub-advised by SSgA (except
SSgA Money Market Funds)
----------------------------------------------------------------------------------------
ETFs NOT advised or sub-advised         Yes           No                Yes
by SSgA
----------------------------------------------------------------------------------------
ETFs advised by or sub-advised by       Yes           No                Yes
SSgA
----------------------------------------------------------------------------------------
ETNs                                    Yes           No                Yes
----------------------------------------------------------------------------------------
All closed-end mutual funds (also       Yes           Yes               Yes
known as investment trusts in U.K.
and listed investment companies in
Australia)
----------------------------------------------------------------------------------------
Venture Capital Trusts ("VCT's")        Yes           Yes               Yes
----------------------------------------------------------------------------------------
High Yield Bond securities              Yes           Yes               Yes
----------------------------------------------------------------------------------------
Corporate Bond securities               Yes           Yes               Yes
----------------------------------------------------------------------------------------
Municipal Bond securities               Yes           Yes               Yes
----------------------------------------------------------------------------------------
U.S. Treasury securities and other      No            No                No
direct obligations backed by the
full faith and credit of the U.S.
Government or other sovereign
government or supranational
agencies
----------------------------------------------------------------------------------------

                                 Appendix E-2

----------------------------------------------------------------------------------------
US Agency securities, such as           Yes           Yes               Yes
FHLMC and FNMA, and other
debt obligations not backed by the
full faith and credit of the US
Government or other sovereign
government or supranational
agencies
----------------------------------------------------------------------------------------
High quality short-term debt            No            No                No
instruments, cash, bankers
acceptances, certificates of deposit
("CDs"), commercial paper,
repurchase agreements.
----------------------------------------------------------------------------------------
Transactions in Employer Stock          Yes           The initial       Yes, where
Ownership Programs ("ESOPs")                          selection and     Covered
and automatic investments in                          any change in     Person has a
programs where the investment                         selection must    direct or
decisions are non-discretionary                       be pre-cleared.   indirect
after the initial selections by the                                     Beneficial
account owner.                                                          Ownership
                                                                        interest in any
                                                                        Covered
                                                                        Securities held
                                                                        by the plan.
----------------------------------------------------------------------------------------
Hedge Funds and other Private           Yes           Yes* - You        Yes
Placements                                            must submit a
                                                      completed
                                                      Private
                                                      Placement
                                                      Request Form
                                                      to Compliance
                                                      for approval
                                                      BEFORE
                                                      participating
                                                      and before
                                                      entering a
                                                      PTAF to either
                                                      buy or sell.
----------------------------------------------------------------------------------------
Variable and fixed insurance            No            No                No
products
----------------------------------------------------------------------------------------
Educational Savings Plans (such as      No            No                No
IRC Section 529 plans) which only
allow unaffiliated collective
investment schemes
----------------------------------------------------------------------------------------
Voluntary rights, warrants or tender    Yes           Yes               Yes
offers
----------------------------------------------------------------------------------------
Company Stock Options received          Yes           Yes               Yes
from State Street or a former
employer
----------------------------------------------------------------------------------------
Options (other than Company             Not           n/a               n/a
---------------------------------------------------------------------------------------


                                 Appendix E-3

----------------------------------------------------------------------------------------
Stock Options received from             permitted
employer)                               under the
                                        Code.
----------------------------------------------------------------------------------------
Futures                                 Not           n/a               n/a
                                        permitted
                                        under the
                                        Code.
----------------------------------------------------------------------------------------
Contract for Difference ("CFD")         Not           n/a               n/a
and Spread Bets                         permitted
                                        under the
                                        Code.
----------------------------------------------------------------------------------------





























                                  Appendix E-4

APPENDIX F -- LIST OF BROKERS WHICH CURRENTLY ARE PROVIDING AN ELECTRONIC FEED IN TO STAR NG

As of April 2012

     o    Fidelity (U.S. accounts)

     o    TD Ameritrade (U.S. accounts)

     o    Scottrade (U.S. accounts)

     o    ETrade (U.S. accounts)

     o    Merrill Lynch (U.S. accounts)

     o    Charles Schwab (U.S. accounts)

     o    State Street Global Markets (all locations)


































                                  Appendix F-1